 Exhibit 10.1

WATER NOW, INC. 5000 South Freeway, Suite 110 Fort Worth, Texas 76115

Employment Agreement

This EMPLOYMENT AGREEMENT (“Agreement”) is made and entered into effective as of this 9th day of April, 2020 (the “Effective Date”), by and between Water Now, Inc., a Texas corporation (“Water Now”), and David G. King (“King”).

RECITALS:

WHEREAS, Water Now and King entered into that certain employment arrangement on January 20, 2017 (the “2017 Agreement”), whereby Water Now employed King as, and King accepted the position of, Chief Executive Officer of Water Now;

WHEREAS, Water Now has determined that it is in its best interests, and the best interests of its shareholders, to continue to retain the services of King in his role as Chief Executive Officer;

WHEREAS, Water Now desires to employ, and hereby offers to employ, King in the position of Chief Executive Officer of Water Now pursuant to the terms set forth below, and King desires to accept such employment and provide such services on the terms set forth in this Agreement; and

WHEREAS, this Agreement shall supersede and replace any other employment agreement or arrangement, including the 2017 Agreement, whether written or oral, between King and Water Now;

NOW, THEREFORE, in consideration of the premises, mutual covenants, and agreements of the parties stated herein and for other good and valuable consideration, Water Now and King hereby agree as follows:

1.                   Term of Employment. Pursuant to the terms of this Agreement, Water Now will employ King, and King will serve Water Now, for a continuous three-year term beginning on the Effective Date and ending on the close of business on March 31, 2023 (the “Term of Employment”). This Agreement may be extended beyond the Term of Employment upon the mutual agreement of the parties, documented in writing and signed by both parties.

2.                   Position, Duties, and Responsibilities.

a.                   Position and Duties. Water Now will employ King, and King will serve Water Now, as Water Now’s Chief Executive Officer. King will perform the duties and responsibilities commensurate with such position and other duties and responsibilities that may be assigned to King from time to time by the Board of Directors of Water Now, which may include, but will not be limited to, involvement with Water Now’s and its subsidiaries’ operations, strategy, products and pricing, sales and marketing, communications, and corporate development. King will (i) perform King’s duties and responsibilities hereunder as designated by Water Now and (ii) travel to such other places as reasonably required to perform King’s duties and responsibilities hereunder.

b.                   Standard of Performance. During the Term of Employment, King will be employed on a full-time basis and will devote his full business time and attention to the business and affairs of Water Now. During the Term of Employment, King will serve Water Now faithfully, reasonably and in good faith, in a diligent, trustworthy, businesslike and efficient manner, and use his reasonable best efforts to promote the interests, prospects, condition (financial and otherwise),

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and welfare of Water Now. King will comply with all policies, practices and procedures of Water Now as may be in effect from time to time (collectively, “Policies”) for the conduct of its employees.

3.                   Compensation.

a.                   Salary and Equity. For the period commencing on the Effective Date and ending March 31, 2021, Water Now will pay to King (i) an annualized base salary of $240,000.00 per annum, payable monthly, and (ii) 2,000,000 shares of Water Now’s restricted common stock, no par value, which shall be issued to King within ten (10) days after the Effective Date; provided, however, that the issuance of such shares to King is contingent upon the issuance not being in contravention of any prior existing understanding, agreement or other arrangement of Water Now. For the period commencing on April 1, 2021 and ending March 31, 2022, Water Now will pay to King the greater of (i) an annualized base salary of $240,000.00 per annum, payable monthly, or (ii) two and 50/100 percent (2.50%) of the gross revenues of Water Now during the fiscal year ending December 31, 2020, which amount shall be payable on an annualized basis during the period commencing April 1, 2021 and ending March 31, 2022. For the period commencing on April 1, 2022 and ending March 31, 2023, Water Now will pay to King the greater of (i) an annualized base salary of $240,000.00 per annum, payable monthly, or (ii) two and 50/100 percent (2.50%) of the gross revenues of Water Now during the fiscal year ending December 31, 2021, which amount shall be payable on an annualized basis during the period commencing April 1, 2022 and ending March 31, 2023. Any annualized base salary payable to King shall be payable in not less than 12 monthly installments according to the standard payroll practices of Water Now and subject to state and federal withholding and any other deductions authorized by King.

b.                   Employee Benefits. As of the Effective Date, Water Now affirms that it is not subject to the Employer Mandate pursuant to the Affordable Care Act. Water Now shall neither provide nor subsidize any health insurance policies or premiums for King. If during the term of this Agreement Water Now does become subject to such Employer Mandate, it agrees to provide at least the minimum required health insurance to King.

c.                   Personal Time Off. During the Term of Employment, King shall be entitled to fourteen (14) business days of paid personal time off (“Vacation Days”) per calendar year (prorated for partial years) and such paid holidays provided to employees of Water Now in accordance with the Policies. Vacation Days may be taken at such intervals as shall be appropriate and consistent with the proper performance of King’s duties hereunder. To the extent not used in any calendar year, King may carry over any unused Vacation Days to the subsequent calendar year.

d.                   Expenses. Water Now will reimburse King for all pre-approved, reasonable, and necessary out-of-pocket business, travel, and entertainment expenses incurred by King in the regular and ordinary performance of King’s duties and responsibilities hereunder. Such reimbursement will be subject to Water Now’s Policies for expense pre-approval, verification, documentation and reimbursement. King shall provide Water Now with satisfactory receipts or other documentation properly supporting all expense requisitions.

4.                   Termination.

a.                   End of Term of Employment. King’s employment with Water Now will automatically terminate at the expiration of the Term of Employment unless extended in accordance with the provisions of Section 1.

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b.                   Death or Disability. King’s employment shall terminate automatically upon King’s death during the Term of Employment without necessity of Notice of Termination, as defined below. If Water Now determines in good faith that King is incapacitated due to mental or physical illness, and such illness has caused King to be absent from performance of his duties with Water Now on a substantial basis for 120 or more consecutive or non-consecutive calendar days within any 12-month period, Water Now may terminate the Agreement upon not less than 30 days’ written notice. “Notice of Termination” means a written notice which (a) indicates the specific termination provision in this Agreement relied upon, (b) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of King’s employment under the provision so indicated; and (c) sets forth the date of termination.

c.                   By Water Now. Water Now may terminate King’s employment (i) at any time, for Cause, as defined below, or (ii) at any time, without Cause, upon 45 days’ prior written notice to King.

i.                  “Cause” means (i) any act or omission constituting misconduct or negligence, fraud, misappropriation, embezzlement, conflict of interest or competitive business activities, including but not limited to any arrest on criminal charges; (ii) any chemical dependence which materially adversely affects the performance of duties and responsibilities; (iii) breach of fiduciary obligations to Water Now in a material respect; (iv) repeated failure to perform the duties of Water Now after written notice of the alleged failure and a reasonable opportunity to cure; (v) material breach of Water Now’s policies or any material provision of this Agreement; or (vi) gross misconduct resulting in substantial loss to Water Now or damage to its reputation.

d.                   By King. Notwithstanding any other provision of this Agreement, King may terminate his employment with Water Now (i) for Good Reason, as defined below, in compliance with the provisions set forth below and upon delivery of a Good Reason Notice, as defined below, to Water Now, or (ii) voluntarily and without Good Reason, upon delivery of a Notice of Termination to Water Now at least 45 days prior to the date of termination (which Water Now may, in its sole discretion, make effective earlier than the date set forth in the Notice of Termination). Water Now may require that King not come to work during the notice period and may assign one or more of King’s duties and authority to one or more other individuals.

i.                  “Good Reason” means the occurrence of any of the following without King’s prior written consent: (a) the assignment to King of any duties which are illegal; (b) a material diminution in King’s authority, duties, or responsibilities; (c) a material reduction in King’s salary, as approved by the independent members of the Board of Directors (other than across-the-board salary reductions in connection with a restructuring or similar event); or (d) any material breach by Water Now of this Agreement; provided, however, that King’s termination will not be for Good Reason unless: (i) the Notice of Termination of King’s resignation for Good Reason is delivered to Water Now within 30 days after King’s knowledge of the initial occurrence of the event which King believes constitutes Good Reason and such Notice of Termination specifically identifies such event (each, a “Good Reason Notice”); (ii) Water Now fails to remedy the event giving rise to the Good Reason termination within 45 days after receipt of such Good Reason Notice (the “Remedial Period”); and (iii) King actually resigns within the 45-day period following the end of the Remedial Period.

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5.                   Obligations of Water Now Upon Termination.

a.                   Death or Disability. If, during the Term of Employment, King’s employment is terminated by reason of King’s death or disability, Water Now shall pay, or cause to be paid, to King (or King’s heirs, beneficiaries, or representatives, as applicable) in a lump sum in cash, within 30 days after the date of termination, the sum of (i) $240,000.00; and (ii) any benefits to which King (or his designated beneficiary or legal representative, as applicable) is entitled or has become vested (or becomes entitled or vested as a result of termination) under the terms of all employee benefit and compensation plans, agreements and arrangements in which King is a participant as of the date of termination.

b.                   Good Reason or Without Cause Termination. If, during the Term of Employment, King’s employment is terminated by King for Good Reason or by Water Now without Cause, Water Now shall pay, or cause to be paid, to King (or King’s heirs, beneficiaries, or representatives, as applicable) in a lump sum in cash, within 30 days after the date of termination, the sum of the obligations set forth in Section 5(a) of this Agreement.

c.                   Voluntary or For Cause Termination. In the event of voluntary termination by King or the termination of his employment by Water Now for Cause prior to the expiration of the Term of Employment, King shall receive no severance pay or additional compensation other than the fixed compensation and benefits earned and accrued as of such termination date.

6.                   Competition, Disclosure, Ownership, and Solicitation. It is expressly understood by the parties to this Agreement that all covenants contained in this Section 6 are essential components of this Agreement and that but for King’s agreement to comply with these covenants, Water Now would not enter into this Agreement.

a.                   Non-Disclosure. Water Now, including its subsidiaries, owns, controls, and has exclusive access to certain proprietary information including, but not limited to, patents, designs, work product, plans, processes, and procedures (“Proprietary Information”). King may, through his employment, become privy to such Proprietary Information and, in addition, may learn or have access to other confidential information including, but not limited to, information related to Water Now’s competitive business advantage, development and operation information, financial information, personnel information, customer and supplier lists, pricing schemes, marketing and sales information, manner of operation, know-how, and other trade secrets (“Confidential Information”). During the Term of Employment, King shall use King’s best efforts to secure Water Now’s Proprietary Information and Confidential Information except as necessary to perform King’s duties under this Agreement. Following the termination of this Agreement, King shall not, without the prior written consent of Water Now or as may otherwise be required by law or legal process, communicate, use, disclose, or divulge any Proprietary Information, Confidential Information, or related materials of Water Now or its affiliates at any time.

b.                   Return of Confidential Information. King agrees that, upon termination of this Agreement, King shall: (i) deliver to Water Now all Confidential Information and Proprietary Information and all copies thereof, along with any and all other property belonging to Water Now or any client or supplier of Water Now, (ii) return to Water Now all equipment or devices, if any, (iii) deliver all passwords and log in information for social media profiles; and (iv) return to Water Now all sales material and all other documents, information or materials of whatever kind or nature and stored on any type of media developed by or for Water Now and thereafter shall neither use such documents, information materials or any similar materials, nor supply or make available such documents, information or materials to any third party.

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c.                   Non-Competition. King agrees that during the time which he is employed by Water Now under this Agreement and for a period of one (1) year after ceasing to be employed by Water Now for any reason, King will not, directly or indirectly, either through any kind of ownership (other than ownership of securities of publicly held corporations of which King owns less than five percent (5%) of any class of outstanding securities) or as a director, officer, principal, agent, employee, employer, advisor, consultant, co-partner or in any individual or representative capacity whatsoever, either for King’s own benefit or for the benefit of any other persons or firm, partnership, association, corporation or other entity, without the prior written consent of Water Now, participate in a competing business, personally engage or act in furtherance of a business in the same or similar business as Water Now or any of its subsidiaries, or compete with Water Now or any of its subsidiaries, in any respect, in the geographic area described by Section 6(g) below. This specifically includes but is not limited to any of the following acts, which acts shall be considered violations of this Section 6(c):

i.                        Creating, marketing, or participating in the development or sale of any competing product or service either for or to any client of Water Now or any of its subsidiaries;

ii.                        Inducing or attempting to induce any client or prospective client to withdraw, curtail, alter, or cancel its business with Water Now or any of its subsidiaries;

iii.                        Developing any materials utilizing the Confidential Information or Proprietary Information of Water Now, except for the benefit of Water Now or any of its subsidiaries;

iv.                        Engaging as an employee of a client or former client for the purpose of performing services within the scope of Water Now’s business or forming or joining an operation to provide the services of that client which was or has been provided by Water Now or any of its subsidiaries; and

v.                        Engaging in or being employed by any business which competes with Water Now or any of its subsidiaries.

d.                   Non-Solicitation of Employees and Contractors. King agrees that during the term of this Agreement and for a period of one year from the date of termination of this Agreement, King will not, directly or indirectly, either through any kind of ownership (other than ownership of securities of publicly held corporations of which King owns less than five percent (%5) of any class of outstanding securities) or as a director, officer, principal, agent, employee, employer, advisor, consultant, co-partner or in any individual or representative capacity whatsoever, either for King’s own benefit or for the benefit of any other persons or firm, partnership, association, corporation or other entity, without the prior written consent of Water Now, attempt to hire, solicit, recruit, or otherwise induce any person with whom King worked or interacted directly who is, or within the preceding six (6) months was, an employee of Water Now or any of its subsidiaries, or an independent contractor or consultant of any kind providing services to Water Now or any of its subsidiaries, to terminate or curtail his, her, or its business relationship with Water Now or any of its subsidiaries.

e.                   Non-Solicitation of Clients and Referral Sources. King agrees that for a period of one year from the date of termination of this Agreement, King will not, directly or indirectly, either through any kind of ownership (other than ownership of securities of publicly held corporations of which King owns less than five percent (5%) of any class of outstanding securities) or as a director,

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officer, principal, agent, employee, employer, advisor, consultant, co-partner or in any individual or representative capacity whatsoever, either for King’s own benefit or for the benefit of any other persons or firm, partnership, association, corporation or other entity, without the prior written consent of Water Now, solicit or accept any business from any client of Water Now, or any of its subsidiaries, in the Geographic Scope and who King was aware of, for any purpose that might cause the client to curtail or terminate its business or prospective business with Water Now or any of its subsidiaries, or solicit or accept referrals of business from any referral source. Possible referral sources include, but are not limited to, any individual, proprietorship, partnership, corporation, association, governmental entity, or other entity that referred clients or potential clients to Water Now or any of its subsidiaries within the one (1) year period immediately prior to termination of King’s employment.

f.                    King acknowledges that his adherence to the terms of the covenants set forth in Section 6 are necessary to protect the value of Water Now’s business, that a breach of such covenants will result in irreparable and continuing damage to Water Now, and that money damages would not adequately compensate Water Now for any such breach, and therefore that Water Now would not have an adequate remedy at law. In the event that Water Now must commence any action or proceeding to enforce such provisions, King hereby waives his claims or defenses in such action that (i) money damages are adequate to compensate Water Now for the breach, and (ii) there is an adequate remedy at law available to Water Now. In addition to any and all remedies at law, Water Now shall have the right, without bond or other security, to an injunction, both temporary and permanent, specific performance, and/or other equitable relief to prevent violation of such provisions. The parties agree that the remedies of Water Now are cumulative, and seeking or obtaining injunctive or other equitable relief shall not preclude the making of a claim for damages or other relief. The parties further agree that Water Now shall be entitled to such damages as it may show it has sustained by reason of such breach. In addition, Water Now shall be entitled to recover in any action brought to enforce such provisions its reasonable attorneys’ fees and other expenses of litigation, together with such other and further relief as may be proper.

g.                   Geographic Scope. King agrees that, due to the nature and scope of the Water Now Business, the covenants specified in Sections 6(c) and (e) above shall apply with equal force and effect to King’s activities within the United States. King further agrees that the geographic scope may be modified by Water Now to be consistent with the geographic area in which King works or to which King is assigned without consent of King.

h.                   Extension Due to Breach. For any period of time during which King is in breach of the covenants set out in Sections 6(c), (d) and (e), King agrees the obligations in the affected Section shall be extended for an equal period.

7.                   Non-Disparagement. Except as noted in this Section, the parties each promise to refrain from making any disparaging remarks about the other following the termination of the employment relationship between them. Water Now may, however, offer a faithful account of King’s service to anyone seeking a recommendation or account for future employment of King. Similarly, King may make any appropriate good faith charge to any governmental agency regarding the actions of Water Now or any of its subsidiaries, including, but not limited to, making a report to the Securities and Exchange Commission regarding the actions of Water Now.

8.                   Corporate Opportunity. King acknowledges that, while employed by Water Now, each and every business opportunity which King encounters which is reasonably similar to Water Now or any of its subsidiaries’ present or prospective business dealings is owned first by Water Now. Before personally engaging in any business opportunity of this type, King shall present, by written notice to the Board of

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Directors, a good faith and full description of the business opportunity that outlines the details of the opportunity, the timeframe in which such opportunity must reasonably be pursued for potential success, and a clear statement of King’s desire to personally pursue the opportunity if passed on by Water Now. Water Now shall have thirty (30) days from receipt of notice during which to consider the opportunity. If Water Now does not accept the opportunity in writing within thirty (30) days of notice by King, King may engage in the business opportunity so long as engaging in such opportunity does not in any way infringe upon any obligation of King under this Agreement or interfere with King’s ability to perform King’s responsibilities to Water Now under the Agreement.

9.                   Binding Agreement. This Agreement and all rights of Water Now shall inure to the benefit of and be enforceable by Water Now, its successors, and assigns. This Agreement and all rights of King hereunder shall inure to his benefit and be enforceable by him, or his personal or legal representatives.

10.               Waiver and Amendment. This Agreement may be amended, superseded, canceled, renewed, or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by King and Water Now or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power, or privilege hereunder will operate as a waiver thereof, nor will any waiver on the part of any party of any such right, power, or privilege hereunder, nor any single or partial exercise of any right, power, or privilege hereunder, preclude any other or further exercise thereof or the exercise of any other right, power, or privilege hereunder. Notwithstanding anything herein to the contrary, Water Now may amend this Agreement in writing in any manner so that payments or benefits hereunder comply with or continue to be exempt from Section 409A of Internal Revenue Code of 1986, as amended (“Section 409A”), including, but not limited to, (a) adding a requirement that no payment or benefits due on account of King’s Separation From Service, as defined in Section 409A, shall be paid during the six-month period commencing on King’s date of termination and (b) making payment of any amounts due to King hereunder such that any such payment is exempt from Section 409A (including making payment as soon as administratively practicable, within the meaning of Section 409A, for such purpose)

11.               Applicable Law, Forum, and Venue. This Agreement shall be governed and construed exclusively in accordance with the laws of the State of Texas without regard to the conflicts of laws or principles thereof. The parties agree that Texas shall be the forum for any action or suit related to this Agreement, including, but not limited to, any claim affecting its validity, construction, effect, performance or termination. The parties further agree that the venue for any such action or suit which is not required to be arbitrated under this Agreement shall exclusively be the state or federal courts sitting in Tarrant County, Texas. King expressly, knowingly, and voluntarily agrees to and ratifies these choice of law, forum, and venue provisions.

12.               Headings. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.

13.               Severability and Construction. If any provision of the Agreement shall be held to be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall in no way be impaired thereby. The language in this Agreement shall be in all cases construed simply and in accordance with its fair meaning and not strictly for or against either party.

14.               Notices. All notices and other communications made or given in connection with this Agreement shall be in writing and personally delivered, sent by facsimile, or mailed by certified mail addressed to the respective parties as follows:

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If to King:	David G. King at the address set forth in his personnel file at Water Now, Inc.

If to Water Now:	Water Now, Inc. 5000 South Freeway, Suite 110 Fort Worth, Texas 76115 Attention: Chief Executive Officer

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notices and communications shall be effective when actually received by the addressee.

15.               Entire Agreement. This Agreement constitutes the entire understanding of the parties and supersedes any prior agreements, written or oral, all of which are void. Past practice and course of dealings between the parties shall not be used to amend the terms of this Agreement. All amendments or modifications, including oral modification supported by new consideration, must be reduced to writing and executed by duly authorized representatives of King and Water Now in the same manner as this Agreement before becoming effective.

16.               Attorney Fees. Should Water Now be required to enforce the terms of this Agreement by court action or bring court action against King for breach of this Agreement or any breach of fiduciary duty by King, Water Now shall be entitled to recover all of its attorney fees and costs of suit from King, plus interest on any immediately unpaid balance accruing at the rate of one percent (1%) per month.

17.               Defend Trade Secrets Act Notice. An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that is made in confidence to a Federal, State, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law. An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal; and does not disclose the trade secret, except pursuant to court order.

18.               Waiver of Trial by Jury. EACH OF THE PARTIES HERETO HEREBY KNOWINGLY AND VOLUNTARILY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION BASED ON ANY MATTER ARISING OUT OF, OR IN CONNECTION WITH, OR RELATING TO THIS AGREEMENT WHICH IS NOT REQUIRED TO BE ARBITRATED UNDER THIS AGREEMENT.

19.               Arbitration.

a.                   All Workplace Claims which arise between King and Water Now shall be submitted to binding arbitration before a single arbitrator under the rules of the American Arbitration Association. KING AND WATER NOW ARE BOTH REQUIRED TO PARTICIPATE IN MANDATORY, BINDING ARBITRATION AS THEIR SOLE REMEDY, AND BOTH WILL GIVE UP THEIR RIGHT OF A TRIAL BY JURY OF ANY LEGAL CLAIM THAT EITHER MAY HAVE AGAINST THE OTHER—EXCEPT AS EXPRESSLY

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PROVIDED HEREIN. The parties agree that Water Now’s business involves interstate commerce. The parties disclaim application of state arbitration law and desire this Section be governed by the Federal Arbitration Act and ask that: (a) this Section be read to the greatest extent possible in favor of arbitration; and (b) that the agreement be reformed if necessary to the greatest extent possible provide for arbitration. The parties agree that this Section does not excuse a party from complying with and exhausting any administrative remedy or process through the EEOC or equivalent state agency. The parties desire to arbitrate Workplace Claims on an individual basis and expressly waive any right to arbitrate as part of a class representative, class member or in a collective action, and there shall be no joinder or consolidation of parties. The parties agree that Water Now may amend the terms of this Section upon 15 days’ notice to King and that any dispute which King notifies Water Now of within 15 days of such notice shall not be subject to such amendment. The parties further agree that the selected arbitrator shall have full authority to determine: (a) the enforceability and validity of this Section and this Agreement (including, but not limited to, whether the agreement to arbitrate fails for lack of consideration, whether the agreement is subject to a state law defense, whether an oral agreement affects the validity of this agreement to arbitrate, and whether a valid agreement to arbitrate was formed between the parties); (b) whether a particular claim or controversy between the parties is a Workplace Claim covered by this Section; and (c) procedural questions concerning whether a claim should go forward in arbitration, including, but not limited to, compliance with notice, time limits, and other prerequisites.

b.                   Workplace Claims. Means all legal disputes directly or indirectly arising out of or relating to the employment relationship, including and excluding the following as noted below:

i.                        Included in Workplace Claims. All disputes between King and Water Now, including, but not limited to: (a) the Americans with Disabilities Act of 1990, as amended; (b) 42 U.S.C. Sec 1983; (c) Title VII of the Civil Rights Act of 1964, as amended and including 42 U.S.C. Sec 2000(e) et seq.; (d) the Civil Rights Act of 1991; (e) The Civil Rights Acts of 1866, 1871 and 1964, as amended; (f) 42 U.S.C. Sec 1981; (g) the Equal Pay Act of 1963; (h) the Fair Labor Standards Act, as amended; (i) the Rehabilitation Act of 1973, as amended; (j) the Older Workers Benefit Protection Act of 1990; (k) the Age Discrimination in Employment Act; (l) the Family Medical Leave Act of 1993, codified as 29 U.S.C. §§ 2601, et seq., as amended; (m) any state whistleblower law; (n) the National Labor Relations Act; (o) the Uniformed Services Employment and Reemployment Rights Act of 1994, as amended; (p) the Employee Retirement Income Security Act, as amended; (q) the Internal Revenue Code of 1986, as amended, including but not limited to, any claim for taxes, interest, or penalties under IRC 409A; (r) the Sarbanes Oxley Act of 2002, including 15 U.S.C. § 1514A; (s) Immigration Reform and Control Act, as amended; (t) the Occupational Safety and Health Act, as amended; (u) any existing employment agreement or potential entitlement under any Water Now program or plan; (v) any state discrimination and/or retaliation law; and (w) any other statute or law, including all suits in tort or contract, including wrongful termination, negligence, and claims for reimbursement, bonus, incentives, commissions, compensation and benefits, defamation, damage to business reputation, impairment of economic opportunity, and any other claims for compensatory, statutory, liquidated, or punitive damages.

ii.                        Excluded from Workplace Claims. The sole exceptions to any Workplace Claims which must be resolved through the arbitration process under this Agreement are: (a) claims which arise under the National Labor Relations Act and which are brought before the National Labor Relations Board; (b) claims for medical and disability benefits under Workers’ Compensation; (c) unemployment compensation claims filed with the state; (d) misappropriation of trade secrets or confidential information; and (e) any claims

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for violation of any provision of Sections 6(c), (d), and (e) of this Agreement for which injunctive relief may be sought. That said, nothing herein shall prevent either of the parties from obtaining from a court a temporary restraining order or preliminary injunctive relief to preserve the status quo or prevent any irreparable harm pending the arbitration of the underlying claim, dispute, and/or controversy.

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IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of the Effective Date.

WATER NOW:		KING:

WATER NOW, INC.		DAVID G. KING

By:	/s/ David G. King	By:	/s/ David G. King
	David G. King		Individually
Chief Executive Officer